===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       CELL ROBOTICS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       CELL ROBOTICS INTERNATIONAL, INC.
                         2715 Broadbent Parkway, N.E.
                         Albuquerque, New Mexico 87107


To the Shareholders of
CELL ROBOTICS INTERNATIONAL, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation (the "Company"), will be held on Friday, May 19, 2000 at 10:00 a.m. local time at the Hilton Hotel, 1901 University N.E., Albuquerque, New Mexico 87102 for the following purposes:

     1. To elect seven directors to serve for the ensuing year and until their successors are elected;

     2. To increase the aggregate number of shares of Common Stock authorized for issuance under the Company's 1992 Incentive Stock Option Plan by 750,000 shares;

     3. To approve the increase in authorized shares of Common Stock available for issuance under the Company's Articles of Incorporation;

     4. To ratify the selection of Peat Marwick KPMG, LLP as independent accountants of the Company for its fiscal year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1999, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

     The Board of Directors has fixed the close of business on April 7, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                    By Order of the Board of Directors,

                                    /s/ Craig T. Rogers
                                    _____________________________
                                    Craig T. Rogers
                                    Secretary
Albuquerque, New Mexico
April 19, 2000


ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       CELL ROBOTICS INTERNATIONAL, INC.
                         2715 Broadbent Parkway, N.E.
                         Albuquerque, New Mexico 87107


                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 19, 2000


                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Cell Robotics International, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, May 19, 2000 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hilton Hotel, 1901 University N.E., Albuquerque, New Mexico 87102. The Company intends to mail this proxy statement and accompanying proxy card on or about April 19, 2000, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 7, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 7, 2000 the Company had outstanding and entitled to vote 9,083,915 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of establishing a quorum. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     Abstentions may be specified on the proposals to approve the amendment to the 1992 Incentive Stock Option Plan, to increase the authorized shares, and to ratify the Company's auditors. Abstentions on the proposal to ratify the Company's auditors will have no effect. Abstentions on the proposals to approve the amendment to the

1992 Incentive Stock Option Plan and to increase the authorized shares of the Company will have the effect of a negative vote.

     Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors and the ratification of the appointment of the Company's auditors if such firms have not received voting instructions from a beneficial owner. Brokers will not have authority to vote shares with respect to the proposals to approve the amendment to the 1992 Incentive Stock Option Plan or to increase the authorized shares of the Company. The failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will have the effect of a vote against the proposals to approve the amendment to the 1992 Incentive Stock Option Plan and to increase the authorized shares of the Company; broker non-votes will have no effect with respect to any other matter considered at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office at 2715 Broadbent Parkway, N.E. Albuquerque, New Mexico 87107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If no direction is indicated, the shares will be voted FOR the election of each of the nominees for director, FOR the amendment to the1992 Incentive Stock Option Plan, FOR the increase in authorized shares of the Company and FOR the selection of Peat Marwick KPMG, LLP as the Company's independent accountants for the current fiscal year. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company not later than December 15, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Directors have voted to nominate seven (7) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the Company.

  The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

                                                   Director and/or Executive
     Name and Position in the Company     Age          Officer Since
     --------------------------------     ---          -------------

     Dr. Ronald K. Lohrding               59               1995
       CEO, President and
       Chairman of the Board

     Mark Waller                          49               1995
       Director

     Dr. Raymond Radosevich               61               1995
       Director

     Dr. Debra Bryant                     45               1997
       Director

     Andrew F. Pollet                     49                 --
       Nominee

     Dipl. Ing. Oton Tisch                69                 --
       Nominee

     Steven A. Crees                      45                 --
       Nominee

     Dr. Ronald K. Lohrding, Dr. Lohrding has served as the Company's Chief
     ----------------------
Executive Officer, President and Chairman of the Board since February 23, 1995. He co-founded the wholly owned subsidiary, Cell Robotics, Inc. ("CRI"), in 1988 and has served as the Chairman, President and CEO since incorporation. He has over 20 years of management experience. He received his Ph.D. in mathematical statistics from Kansas State University in 1969. Dr. Lohrding worked at Los Alamos National Laboratory (LANL) as an Research and Development manager and as a scientist from 1968 to 1988. He served as LANL's Assistant Director for Industrial and International Initiatives, Deputy Associate Director for Environment and Biosystems, as well as Program Director for Energy, Environment and Technology, among other senior management positions. Concurrently, he has been a general partner in seven successful real estate partnerships, two of which are still currently active. Other than the Company, Dr. Lohrding does not currently serve as a director of any other reporting company.

     Mark Waller.  Mr. Waller has served as a Director of the Company since
     -----------
February 1995. Since 1990, Mr. Waller has been President and founder of BridgeWorks Capital, a sole proprietorship that arranges public and private financing for and provides public relations services to client companies. Mr. Waller was Interim President and Director of Totem Health Sciences, Inc., a Canadian medical products and research company, from

1988 to 1990. Other than the Company, Mr. Waller does not currently serve as a director of any other reporting company.

     Dr. Raymond Radosevich.  Dr. Radosevich was elected to the Board of CRI
     ----------------------
1992. From 1985 to 1989, he was Dean of the Anderson School of Management at the University of New Mexico. Dr. Radosevich recently retired from active teaching. Prior to his retirement, he was a Professor of Management, specializing in business strategy and the management of technology. In addition, he taught a course in Technology Entrepreneurship and lectured on the subject nationally and internationally. Dr. Radosevich earned his Ph.D. from Carnegie-Mellon University, a B.S. in Mechanical Engineering and an M.S. in Industrial Engineering from the University of Minnesota. Other than the Company, Dr. Radosevich does not currently serve as a director of any other reporting company.

     Dr. Debra Bryant.  Dr. Bryant was elected to the Board in July 1997.  She
     ----------------
is President, CEO and majority stockholder of Humagen Fertility Diagnostics, Inc., which is the largest manufacturer of micropipets for the worldwide in vitro fertilization market. In 1984, Dr. Bryant joined Humagen, Inc. as a Senior Scientist. In 1991, Dr. Bryant purchased the fertility diagnostics division of Humagen, Inc. and founded Humagen Fertility Diagnostics, Inc. Dr. Bryant received her Ph.D. in Medical Microbiology from Bowman Gray School of Medicine, Wake Forest University and completed a NIH postdoctoral fellowship in molecular biology at the University of Virginia.

     Andrew F. Pollet.  Andrew F. Pollet is the managing principal of Pollet
     ----------------
Law, a California corporation, which he founded in 1983. Mr. Pollet's primary concentration is securities law and general corporate law. Mr. Pollet serves as a director of several corporations including STAAR Surgical Company, Jordan Pharmaceuticals, Inc., Page Digital Incorporated, and San Joaquin Chemicals. Mr. Pollet also sits on the Board of Directors for Sherwood Country Club in Westlake Village, California. Mr. Pollet received his Juris Doctor degree from the University of San Diego School of Law in 1977 and was admitted to the California bar in that same year. Mr. Pollet received his Bachelor of Science and MBA degrees from the University of Southern California in 1973 and 1974, respectively.

     Steven A. Crees   Mr. Crees has previously served as an advisor to the
     ---------------
Board. He recently resigned as Senior Vice President and general manager of the Medical Diagnostic Products Division, of Chronimed, Inc. where he been since 1994. Responsible for planning and Implementation of distribution strategies for proprietary and licensed medical products into the hospital, long term care, physician, alternative care and retail markets for this $32 million dollar business unit with a large focus on the diabetic market. While still at Chronimed he served as Vice President for Marketing and Sales and managed the diabetes centers. Previous to that he was Territory Manager for the Medical Products Division of Baxter Healthcare Corporation. He has a B.S. in Economics and Business Administration from the University of Minnesota.

     Dipl. Ing. Oton Tisch.   Mr. Tisch was appointed to the board February
     ----------------------
2000. Mr. Tisch is an international businessman who is the president, CEO and sole owner of Obras Electromecanicas TKV, Caracas, Venezuela and its subsidiary in Zurich, Switzerland, which was incorporated 1980. The company specializes in equipment procurement, building and financing high voltage turn-key substations up to 400 kV, including the electronic and/or digital automatic control. Prior to above activity, from 1957 to 1978, Mr. Tisch served first at the Siemens Schuckertwerke, Germany, and later as Technical Director and member of the board at Siemens S.A. Caracas, and from 1979-80, he served as an adviser.

Directors and Executive Officers

     Each director is elected to serve for a term of one (1) year until the next annual meeting of shareholders or until a successor is duly elected and qualified.

     There are no family relationships among directors or persons nominated or chosen by the Company to become a director. The present term of office of each director will expire at the next annual meeting of shareholders.

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of Shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by the Company's Bylaws.

     During the fiscal year ended December 31, 1999, outside directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company. No officer of the Company receives any additional compensation for his services as a Director, and the Company does not contribute to any retirement, pension, or profit sharing plans covering its Directors. The Company does, however, maintain a group health insurance plan and retirement plan for its employees, and those Directors who are also employees of the Company are eligible to participate in each plan.

     During fiscal 1999, the Company had standing Audit, Nominating, New Venture
and Compensation Committees of the Board of Directors.   The members of the
Audit Committee were Dr. Debra Bryant, Dr. Raymond Radosevich and Mr. Ron Ainsworth. During 1999, the Audit Committee held zero formal meetings. No member of the Audit Committee receives any additional compensation for his service as a member of that Committee. The Audit Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the letter of Management representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

     During fiscal 1999, the Compensation Committee consisted of Dr. Raymond Radosevich, Dr. Debra Bryant and Mr. Mark Waller. During 1999, the Compensation Committee held zero formal meetings. No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

     During fiscal 1999, the Nominating Committee consisted of Dr. Ron Lohrding and Mr. Craig Rogers. During 1999, the Nominating Committee held zero formal meetings. No member of the Nominating Committee receives any additional compensation for his service as a member of that Committee. The Nominating Committee is responsible for reviewing and recommending to the Board of Directors potential nominees for directorship. The Nominating Committee may consider recommendations from the shareholders for the 2001 annual meeting. The Committee must receive such recommendations at its business address (set forth at the beginning of this Proxy Statement) no later than December 15, 2000.

     During fiscal 1999, the New Venture Committee consisted of Dr. Ron Lohrding, Dr. Ray Radosevich and Mr. Craig Rogers. During 1999, the New Venture Committee held zero formal meetings. No member of the

New Venture Committee receives any additional compensation for his service as a member of that Committee. The New Venture Committee is responsible for reviewing and making recommendations for potential acquisitions, joint ventures and other strategic partnership relationships with the Company.

     During fiscal 1999 two (2) meetings of the Board of Directors of the Company were held, which meetings were attended by a majority of members of the Board of Directors.


                                  PROPOSAL 2
                  AMEND THE 1992 INCENTIVE STOCK OPTION PLAN

     The Board of Directors of the Company has determined that, in order to be able to provide additional incentive to the Company's Management and key employees, it is in the best interest of the Company and its shareholders that an additional 750,000 shares be authorized to be issued pursuant to the exercise of options granted under the Company's Incentive Stock Option Plan dated August 26, 1992 and as amended (the "Plan"). Currently the Plan provides the authorization of 1,500,000 option shares of which 919,623 shares were granted through the issuance of options as of April 7, 2000.

     VOTE REQUIRED; BOARD RECOMMENDATION.

     Section XVIII of the Plan, Section 422 of the Internal Revenue Code and Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each require that any increase in the aggregate number of shares which may be issued under the Plan be approved by a majority of the shareholders called for that purpose. The Board of Directors unanimously recommends that the shareholders vote in favor of the proposal to provide additional shares under the Plan.

                                  PROPOSAL 3
 AMENDMENT TO THE ARTICLES OF INCORPORATION TO  INCREASE THE AUTHORIZED COMMON
                                    STOCK.

     The Board has unanimously approved and proposed for shareholder approval an amendment to the Company's Articles of Incorporation to increase the Company's authorized Common Stock from 12,500,000 to 50,000,000 shares. As of April 7, 2000, 9,083,915 shares of the Company's Common Stock were issued and outstanding. Without amending the Articles of Incorporation, the Company is unable to issue additional shares of Common Stock. If the proposed change in authorized capital is approved by shareholders, the Company will have 40,916,085 shares of unissued and unreserved shares of Common Stock available for issuance in the future.

     The Board believes that the additional shares of Common Stock resulting from the amendment of the Articles of Incorporation should be available for issuance from time to time as may be required for various purposes, including the issuance of Common Stock in connection with financing or acquisition transactions and the issuance or reservation of Common Stock for employee stock options. The Company anticipates that in the future it will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. If the proposed increase in authorized capital is approved, the Board would be able to authorize the issuance of shares for these purposes without the necessity, and related costs and delays, of either calling a special shareholders' meeting or of waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital. If in a particular instance shareholder approval were required by law or otherwise deemed advisable by the Board, then the matter would be referred to the shareholders for their approval regardless of whether a sufficient number of shares previously had been authorized. For example, the Colorado Business Corporation Act requires approval by the Company's shareholders if the number of shares of Common Stock to be issued equaled or exceeded 20 percent of the shares of Common Stock outstanding immediately prior to that issuance. The shareholders of the Company are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Proxy Statement. However, shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Colorado law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

     The text of the first sentence of the proposed amendment to the Company's Articles of Incorporation is as follows:

     Proposed first sentence of Article IV Capital Stock:

          "Section 1. The total number of shares of capital stock which the corporation shall have authority to issue is fifty-two million five hundred thousand (52,500,000) shares, of which fifty million (50,000,000) shall be designated common stock, having a par value of four tenths of one cent ($.004) each, and of which two million five hundred thousand (2,500,000) shall be designated preferred stock of the corporation, having a par value of four cents ($.04) each."


     VOTE REQUIRED; BOARD RECOMMENDATION.

     The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Articles of Incorporation. The Board of Directors unanimously recommends that the shareholders vote in favor of the proposal concerning the increase in authorized common stock.

                                  PROPOSAL 4
        TO RATIFY THE ELECTION INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     KPMG Peat Marwick LLP, served as the Company's principal accountant for the fiscal year ended December 31, 1999 and is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 2000. Representatives of KPMG Peat Marwick LLP, are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire or to respond to appropriate questions.

     VOTE REQUIRED; BOARD RECOMMENDATION.

     There is no legal requirement for submitting this proposal to the shareholders; however, it is submitted by the Board of Directors in order to give the shareholders an opportunity to express their views on the Company's auditors. Whether the proposal is approved or defeated, the Board may reconsider its selection of KPMG Peat Marwick, LLP. If the resolution is not approved by the shareholders, the Board of Directors will reconsider its selection. The Board recommends that the shareholders vote in favor of ratifying the selection of KPMG Peat Marwick as the Company's auditors for the fiscal year ending December 31, 2000 or until the Board of Directors, in its discretion, replaces them. An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors.

Security Ownership of Management and Principal Stockholders.


     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


Title of           Name and Address                     Amount and Nature
 Class             of Beneficial Owner              of Beneficial Ownership      Percent of Class/(1)/
------             -------------------              -----------------------      ---------------------

 Common            Ronald K. Lohrding/(2)/                 625,000                     7.21%
 Stock             c/o Cell Robotics, Inc.
                   2715 Broadbent Parkway, NE
                   Albuquerque, NM  87107

   "               Craig T. Rogers/(3)/                    137,100                     1.63%
                   c/o Rockies Fund, Inc.
                   4465 Northpark Drive
                   Colorado Springs, CO  80907

   "               Mark Waller, Director/(4)/              220,000                     2.57%
                   1820 North Shore Road
                   Lake Oswego, OR  97304

   "               Dr. Raymond Radosevich/(5)/              26,000                     0.31%
                   c/o Cell Robotics, Inc.
                   2715 Broadbent Parkway, NE
                   Albuquerque, NM  87107

   "               Dr. Debra Bryant/(6)/                    12,500                     0.15%
                   c/o Cell Robotics, Inc.
                   2715 Broadbent Parkway, NE
                   Albuquerque, NM  87107

   "               Ronal Ainsworth/(7)/                      5,000                      .06%
                   c/o Cell Robotics, Inc.
                   2715 Broadbent Parkway, NE
                   Albuquerque, NM  87107

   "               Mitsui Engineering &/(8)/               409,406                     4.91%
                   Shipbuilding Company, Ltd.
                   405 Park Avenue, Suite 501
                   New York, NY  10022

   "               Richard S. Hall/(9)/                    550,452                     6.12%
                   280 Estrellita Drive
                   Ft. Myers Beach, FL

   "               Paulson Investment Company/(10)/        624,827                     7.45%
                   811 S.W, Naito Parkway,
                   Suite 200
                   Portland, OR 97204

   "               All Officers and Directors        1,211,127                  13.21%
                   as a Group (10 persons)

------------------------------------------
(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them within sixty (60) days of the date of this report are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes Incentive Stock Options exercisable to purchase 150,000 shares of Common Stock at an exercise price of $1.75 per share, and Incentive Stock Options exercisable to purchase 25,000 shares of Common Stock at an exercise price of $1.875 per share, issued under the Company's 1992 Stock Incentive Plan. Also includes Non-Qualified Stock Options exercisable to purchase 150,000 shares of Common Stock at an exercise price of $2.0625 per share, issued to Dr. Lohrding in anticipation of the Company's registered public offering of securities, which was declared effective by the Commission in February, 1998 (the "Public Offering"). Does not include Lohrding Options exercisable to purchase 300,000 shares of the Company's Common Stock issued to Dr. Lohrding in anticipation of the Public Offering that are subject to future vesting.

(3) Mr. Rogers exercises the sole voting and investment power with respect to 67,100 shares of common stock. Also includes 10,000 shares of Common stock owned of record by Leslie Rogers, Mr. Roger's wife. Also includes Incentive Stock Options exercisable to purchase 60,000 shares of Common Stock at an exercise price of $1.375 per share issued under the Company's 1992 Stock Incentive Plan.

(4) Represents Non-Qualified Stock Options exercisable to purchase, in the aggregate, 200,000 shares of Common Stock at $1.75 per share, and Non-Qualified Stock Options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $2.81 per share.

(5) Reflects Non-Qualified Stock Options exercisable to purchase 6,000 shares of Common Stock at an exercise price of $1.75 per share, and Non-Qualified Stock Options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $2.81 per share.

(6) Includes Non-Qualified Stock Options exercisable to purchase 7,500 shares of Common Stock at an exercise price of $3.563 per share. Does not include Non-qualified Stock Options exercisable to purchase 7,500 shares of Common Stock which are subject to future vesting.

(7) Includes Non-Qualified Stock Options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $1.813 per share. Does not include Non-Qualified Stock Options exercisable to purchase 15,000 shares of Common Stock at an exercise price of $1.813 per share which are subject to future vesting.

(8) Mitsui Engineering & Shipbuilding Company, Ltd., a Japanese corporation ("Mitsui"), is the record owner and exercises the sole power to vote and invest 409,406 shares of the Company's Common Stock.

(9) Includes 380,076 shares of Common Stock owned by Mr. Hall individually and/or by the R.S. Hall IRA; 1,000 shares of Common Stock owned by the Hall Grantor Retained Annuity Trust and 6,000 shares of Common Stock owned by the R.S. Hall Gift Trust, both of which are controlled by Mr. Hall; 2,500 shares of Common Stock owned by the Wildwood Foundation, Inc., a non-profit private foundation founded by Mr. Hall, and for whom Mr. Hall serves as President and the Board of Trustees and supervises investment decisions; and 1,000 shares of Common Stock owned by the Hall Scholarship Trust which was created and is supervised by Mr. Hall. Also includes 157,576 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants held of record by Mr. Hall. Finally, includes 2,300 shares of Common Stock owned by Tayloreel

   Corporation South, Inc., a controlled corporation of Mr. Hall. Mr. Hall disclaims beneficial ownership of all shares of Common Stock owned by the Hall Scholarship Trust, and the Wildwood Foundation, Inc. for purposes of
   Section 16 of the Exchange Act.


(10) Includes 125,000 common stock purchase warrants.

Significant Employees

     Jean M.Scharf.  Ms. Scharf was appointed Chief Financial Officer and
     -------------
Controller of the Company in August 1997. From April 1995 to August 1997, she served as the Controller for TPL, Inc., a $7 million defense and private sector contractor. From April 1984 to September 1994, she was employed by Applied Technology Associates and with SAIC. She has also owned her own financial software consulting business since 1994. She has a B.A. degree in business with an accounting specialty from the University of New Mexico and is currently working on an M.B.A. degree.

     H. Travis Lee.  Mr. Lee was appointed Vice-President of Sales and Marketing
     -------------
in January, 1997. During 1996, Mr. Lee, was responsible for International Marketing and Business Development at Laser Scope Surgical Systems, San Jose, CA, a $70 million manufacturer of surgical laser systems. From February 1994 to September 1996, he was Vice President for Marketing at Heraeus Surgical Inc., a $30 million manufacturer of surgical lasers and other medical products. He held senior management, marketing and sales positions with Medasonics, Inc. and Xintec Corporation from 1991 to 1994. Mr. Lee received his B.S. degree from San Jose State University in Graphic Design.

     Richard Zigweid.  Mr. Zigweid, Vice-President of Manufacturing, joined the
     ---------------
Company in August, 1996. Mr. Zigweid was Manufacturing Manager at Olympus America from May 1994 to August 1996. He served as engineering manager at Bausch & Lomb and as engineering manager and manufacturing engineer at Baxter Healthcare from December 1988 to February 1994. He received his B.S. degree from the University of Wyoming in Mechanical Engineering.

     Michael Wolf.  Mr. Wolf, Vice-President of Engineering, joined the Company
     ------------
in June 1991, and has been principally responsible for designing the Company's flagship products. He served as Senior Engineer at Amtech Systems corp. and spent 24 years at LANL in various technical positions beginning in 1967. He has authored over 30 technical papers, holds 10 united States patents and has been the lead designer on three projects that were awarded the R&D 100 Award, signifying one of the 100 most significant technological advances of the year.

     Connie Hoy.  Ms. Hoy, Regulatory Affairs and Quality Assurance Manager,
     ----------
joined the Company in January, 1997. She served as Compliance Officer for Tissue Technologies, Inc., a skin resurfacing laser manufacturer and wholly-owned subsidiary of Palomar Medical Technologies, Inc. during 1995 and 1996, where she achieved FDA Medical Device Quality System compliance, European market permission, and ISO 9000 registration for Tissue Technologies' skin resurfacing laser systems. From 1986 to 1995, Ms. Hoy was responsible for regulatory affairs at the "O" Company, a dental implant company. Ms. Hoy received her B.A. degree from the University of New Mexico.

     Dr. Larry Keenan.  Dr. Keenan, Sales Representative, joined the Company in
     ----------------
January 1993 and has been Product Manager for the Cell Robotics Workstation since July, 1997. Dr. Keenan was the Regional Sales Manager of BioRad for the confocal microscope product line of BioRad from 1991 through 1992. He received his Ph.D. in Biological Sciences at the University of California at Irvine and was an Associate Research Scientist in Neurobiology at Yale University.

     Dr. Jerome Conia.  Dr. Conia joined the Company in May 1992 as a Scientist
     ----------------
and has been the In Vitro Fertilization Workstation Product Manager since May 1996. He has authored several scientific papers on optical trapping and scissoring and is the principal investigator on several SBIR grants. He received his M.S. in

Embryology, Cellular Biology, and Physiology from the University of Paris, and his Ph.D. in Specialty Life Science from the University of Orsay, Paris, France. He also was a post-doctoral fellow in the Genetics Group at the LANL from March 1989 until May 1992.

     David Costello.  Mr. Costello, Product Manager of the Lasette, joined the
     --------------
Company in August 1996. From February 1994 to September 1995, he was founder and Executive Vice-President of Tecnal Products, Inc. From May 1992 to February 1994, he was Technology Development Program Manager at Lovelace Scientific Resources. His qualifications include five patents in medical optics, experience in regulatory development of new clinical products, and a M.S. degree in Biomedical Engineering from Texas A&M University.

Legal Proceedings

     None of the foregoing Directors or Executive Officers has, during the past five years:

     (1) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

     (3) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

     (4) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Company's Technical Advisory Board

     The Company has voluntarily formed an Advisory Board whose members are chosen by the Board of Directors based upon their individual technical and scientific expertise in areas related to the business of Cell Robotics. In consideration of their services as members of the Advisory Board, each member has been granted non-qualified stock options exercisable to purchase 6,000 shares of Common Stock at exercise prices ranging from $1.75 per share to $3.563 per share. Members of the Advisory Board receive no other compensation for their services, which consist of approximately one (1) day per year devoted to the business of the Company. The following persons currently serve as members of the Company's Technical Advisory Board:

     Dr. Michael Berns is President, Beckman Laser Institute and Professor of
     -----------------
Cell Biology at the University of California.

     Dr. Steven Chu is Chairman of the Physics Department, Stanford University
     --------------
and the recipient of the 1997 Nobel Prize in physics.

     Dr. Steven Block is Associate Professor of Molecular Biology at Princeton
     ----------------
University.

     Dr. Paul Jackson is a Molecular and Plant Biologist at Los Alamos National
     ----------------
Laboratory.

     Dr. Wilfried Feichtinger is at the Institute for Fertility in Vienna,
     ------------------------
Austria and was the recent chairman of the IXth World Congress on In Vitro Fertilization and Assisted Reproduction.

     Dr. Charles Bracker is the G. B. Cummins Distinguished Professor,
     -------------------
Department of Botany and Plant Pathology, Purdue University.

     Dr. Robert Stevenson is a biotech consultant in marketing and acquisitions.
     --------------------

     Dr. Otis Peterson is a laser expert and an inventor of the Alexandrite
     -----------------
Laser.


Certain Relationships And Related Transactions

     In December 1999, the Company obtained a note payable for $250,000 from Humagen Fertility Diagnostic, Inc. whose majority shareholder is Dr. Debra Bryant, a Board of Director of the Company. The note does not bear interest if the note is paid in full at the end of six months. However, at the end of six months, nay unpaid balance will begin to accrue interest at six percent (6%).

     Any transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been, and will be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, disinterested directors.

Compliance with Section 16(A) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1999.

     Based solely on a review of the copies of such reports required by Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1999. In making these statements, the Company has relied upon the representations of its Directors, Officers and/or ten percent (10%) shareholder, or copies of the reports that they have filed with the Commission.


Executive Compensation

     The following tables and discussion set forth information with respect to all incentive stock option plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's only additional highly compensated executive officer, all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.
--------------------------------------------------------------------------------

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                  Long Term Compensation
                                                          ------------------------------------
                           Annual Compensation               Awards                   Payouts
                   ------------------------------------   -------------               -------
                                                 Other
Name                                             Annual     Restricted
and                                             Compen-        Stock                    LTIP     All Other
Principal                   Salary     Bonus     sation      Award(s)      Options/    Payouts   Compensa-
Position            Year      ($)       ($)       ($)          ($)          SARs(#)      ($)     tion ($)
-----------------------------------------------------------------------------------------------------------
Ronald K.           1999   $123,115     $-0-    $6,343            -0-           -0-        -0-         -0-
Lohrding,           1998   $123,115     $-0-    $6,343            -0-           -0-        -0-         -0-
President, CEO      1997   $123,115     $-0-    $6,079            -0-           -0-        -0-         -0-


H. Travis Lee,      1999   $110,000     $-0-    $3,898            -0-           -0-        -0-         -0-
Vice President      1998   $110,000     $-0-    $4,204            -0-           -0-        -0-         -0-
Marketing and       1997   $110,000     $-0-    $4,293            -0-           -0-        -0-         -0-
Sales


Employment Agreements

     The Company has entered into written Employment Agreements, having terms of five (5) years each, with Dr. Lohrding and Craig T. Rogers, the Company's Vice President of Investor Relations. The Employment Agreement with Dr. Lohrding provides for Dr. Lohrding to serve the Company as its Chairman, President and CEO, on a full-time basis, for a minimum base salary of $100,000 per year. During fiscal year 1999, Dr. Lohrding was paid a base salary of $123,115. The Employment Agreement with Mr. Rogers originally provided for his serving as Chief Financial Officer, Secretary and Treasurer, on a part-time basis, for a minimum base salary of $27,000 per year. Effective January 9, 1997, Mr. Rogers resigned as Chief Financial Officer; however, he remains as the Company's Vice President of Investor Relations, Secretary and Treasurer. Mr. Rogers was paid a base salary of $41,040 during fiscal 1999. The Company also has a written employment agreement with Mr. H. Travis Lee, Vice President of Marketing and Sales. Under Mr. Lee's agreement, he receives a base salary of $110,000 per year; provided, however, that either the Company or Mr. Lee may terminate the employment relationship upon thirty days' prior written notice.

Stock Incentive Plan

     During fiscal 1992, the Company adopted a Stock Incentive Plan (the "Plan"). Pursuant to the Plan, stock options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). As required by
Section 422 of the Code, the aggregate fair market value of the Company's Common Stock with respect to its ISO's granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock on the date of grant. The exercise price of an NQSO may be set by the administrator. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his or her options within a ninety (90) day period following such termination to the extent he or she was entitled to exercise such options at the date of termination. Either the Board of Directors (provided that a majority of directors are

"disinterested") can administer the Plan, or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,500,000 shares of the Company's Common Stock is available for issuance under the Plan.

     At December 31, 1999, the Company had granted a total of 919,623 Incentive Stock Options under the Plan consisting of 554,653 Incentive Stock Options exercisable at prices ranging from $1.375 per share to $1.875 per share, and 364,970 Non-Qualified Stock Options ("NQSO's"), which NQSO's have been issued to members of the Technical Advisory Board and other Company advisors, and to certain members of the Board of directors, and are exercisable at prices ranging from $1.75 per share to $3.563 per share. All options have been issued with exercise prices at or above market value on the date of issuance.

     The following tables set forth certain information concerning the granting and exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                 TABLE 2

                                      Option/SAR Grants for Last
                                      --------------------------
                                    Fiscal Year-Individual Grants
                                    -----------------------------

                          Number of           % of Total
                         Securities          Options/SARs
                         Underlying           Granted to
                        Options/SARs         Employees in        Exercise Price
Name                     Granted (#)         Fiscal Year             ($/sh)          Expiration Date
------------------------------------------------------------------------------------------------------
Ronald K. Lohrding           -0-                  -0-                  -0-                  -0-

H. Travis Lee                -0-                  -0-                  -0-                  -0-
------------------------------------------------------------------------------------------------------


                                 TABLE 3

                              Aggregated Option/SAR Exercises in Last Fiscal Year
                              ---------------------------------------------------
                                         and FY-End Option/SAR Values
                                         ----------------------------
                                                                                                Value of
                                                                        Number of             Unexercised
                                                                       Unexercised            In-the-Money
                                                                      Options/SARs            Options/SARs
                                                                      at FY-End (#)         at FY-End ($)/(2)/
                       Shares Acquired       Value Realized(1)       Unexercisable/          Unexercisable/
Name                   on Exercise (#)              ($)                Exercisable            Exercisable
-------------------------------------------------------------------------------------------------------------
Ronald K. Lohrding         -0-                     -0-                 0/325,000                   $0/
                                                                                                $618,750

H. Travis Lee              -0-                     -0-                  0/74,174                   $0/
                                                                                                $101,989
-----------------------------------------------------------------------------------------------------------

(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The closing bid price of the Company's Common Stock at fiscal year end 1999, was $2.06.

Employee Stock Purchase Plan

     As of the date of this Proxy Statement, no shares of Common Stock have been issued under the Employee Stock Purchase Plan ("ESPP") which was approved by the Board of Directs and Shareholder in 1995. There have been no subscriptions of employees to participate in the ESPP. The Company expects to begin implementing the ESPP during fiscal year 2000.

2001 Annual Meeting

     No definitive date for the Annual Meeting of Shareholders in 2001 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 2001 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than December 15, 2000.

Other matters

     The Company's Management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the Company at its address noted on this Proxy Statement.


                                    CELL ROBOTICS INTERNATIONAL, INC.



                                    By: /s/ Craig T. Rogers
                                        ------------------------------------
                                        Craig T. Rogers, Secretary

                       CELL ROBOTICS INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Dr. Ronald K. Lohrding or Craig T. Rogers (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Cell Robotics International, Inc. (the "Company") to be held at the Hilton Hotel, 1901 University N.E., Albuquerque, New Mexico 87102 on May 19, 2000 at 10 o'clock a.m., Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.


  1. To elect Directors: Dr. Ronald K. Lohrding, Mark Waller, Dr. Raymond Radosevich, Dr. Debra Bryant, Andrew F. Pollet, Dipl. Ing. Oton Tisch, and Steven A. Crees.
  FOR each nominee listed above ______        WITHOLD AUTHORITY ____
  (except as marked to the contrary below)    to vote for all nominees listed
                                              above

(INSTRUCTION:  To withhold authority to vote for any individual nominee, print the name of the nominee on the space provided below)

 ______________________________________________________________________________


  2. To increase the aggregate number of shares of common stock authorized for the issuance under the Company's 1992 Incentive Stock Option Plan by 750,000 shares.

  FOR ____                       AGAINST _____                      ABSTAIN ____


  3. To approve the increase in authorized common shares available for issuance under the Company's Articles of Incorporation to 50,000,000 shares.

  FOR ____                       AGAINST _____                      ABSTAIN ____


  4. To ratify the selection of Peat Marwick KPMG, LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

  FOR ____                       AGAINST _____                      ABSTAIN ____


  5. Upon such other matters as may properly come before the meeting.

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                         Date
                              -------------------------------------------------

                         ------------------------------------------------------
                         Name (please type or print)

                         -------------------------------------------------------
                         Signature

                         -------------------------------------------------------
                         Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.